SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ______________________

                                    FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported) :
                                  May 17, 2004


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                                    11-2408943
(State or other jurisdiction of              (IRS Employer Identification No.)
 incorporation or organization)

  767 Fifth Avenue, New York, New York                    10153
 (Address of principal executive offices)               (Zip Code)


                         Commission File Number: 1-14064

                                  212-572-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

                                EXPLANATORY NOTE

The Estee Lauder Companies Inc. (the "Company") is filing this Form 8-K/A
(the "Form 8-K/A"), relating to its Current Report on Form 8-K, dated May 17, 2004 and originally filed with the Securities and Exchange Commission on May 18, 2004 ("the Original Report"), to correct the unintentional omission of the conformed signature of the Company's Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) included with the Original Report. This is the only difference between the information contained in this Form 8-K/A and the Original Report.

ITEM 5. OTHER EVENTS.

In December 2003, The Estee Lauder Companies Inc. (the "Company") committed to a plan to sell the assets and operations of its reporting unit that sold jane brand products and sold them in February 2004. For purposes of the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission, dated May 17, 2004, it became necessary for the Company to restate its audited consolidated financial statements for its fiscal years ended June 30, 2003 and 2002 to reflect the effect on those statements the results of the discontinued operations, including the restatement of the makeup product category and the Americas region data presented in Note 18. Earnings data of the discontinued operations for fiscal 2001 is not material to the consolidated results of operations. If not for the filing of the Registration Statement, these restatements for discontinued operations would have been made in the ordinary course in the Company's upcoming annual report on Form 10-K for the fiscal year that will end on June 30, 2004. A copy of the audited consolidated financial statements, referred to above, as of and for the three years ended June 30, 2003 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                 THE ESTEE LAUDER COMPANIES INC.

Date:  May 17, 2004                           By:      /s/Richard W. Kunes
                                                 -------------------------------
                                                         Richard W. Kunes
                                                       Senior Vice President
                                                     and Chief Financial Officer
                                                     (Principal Financial and
                                                        Accounting Officer)

                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No.   Description
-----------   -----------

       99.1 The consolidated financial statements of The Estee Lauder Companies Inc. as of and for the three years ended June 30, 2003.

       99.2   The Consent of Independent Auditors

                                  EXHIBIT 99.1

                         THE ESTEE LAUDER COMPANIES INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS




                                                                           Page
Financial Statements:

Independent Auditors' Report..............................................  F-2

Copy of Report of Independent Public Accountants (Arthur Andersen LLP)....  F-3

Consolidated Statements of Earnings.......................................  F-4

Consolidated Balance Sheets...............................................  F-5

Consolidated Statements of Stockholders' Equity and Comprehensive Income..  F-6

Consolidated Statements of Cash Flows.....................................  F-7

Notes to Consolidated Financial Statements................................  F-8

                          Independent Auditors' Report
                          ----------------------------



The Board of Directors and Stockholders
The Estee Lauder Companies Inc.:

We have audited the accompanying consolidated balance sheets of The Estee Lauder Companies Inc. and subsidiaries as of June 30, 2003 and 2002, and the related consolidated statements of earnings, stockholders' equity and comprehensive income and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The 2001 financial statements of The Estee Lauder Companies Inc. and subsidiaries were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements, before the revision described in Note 2 to the financial statements, in their report dated August 10, 2001.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Estee Lauder Companies Inc. and subsidiaries as of June 30, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed above, the 2001 consolidated financial statements of The Estee Lauder Companies Inc. and subsidiaries were audited by other auditors who have ceased operations. As described in Note 2, these financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," which was adopted by the Company as of July 1, 2001. In our opinion, the disclosures for 2001 in Note 2 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of The Estee Lauder Companies Inc. and subsidiaries other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.


                                                   KPMG LLP

New York, New York
August 8, 2003, except as to Note 21, which is as of May 14, 2004

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To The Estee Lauder Companies Inc.:

We have audited the accompanying consolidated balance sheets of The Estee Lauder Companies Inc. (a Delaware corporation) and subsidiaries as of June 30, 2001 and 2000, and the related consolidated statements of earnings, stockholders' equity and comprehensive income and cash flows for each of the three years in the period ended June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Estee Lauder Companies Inc. and subsidiaries as of June 30, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2001 in conformity with accounting principles generally accepted in the United States.





                                                Arthur Andersen LLP

New York, New York
August 10, 2001



This is a copy of the audit report previously issued by Arthur Andersen LLP in connection with our filing on Form 10-K for the fiscal year ended June 30, 2001. This audit report has not been reissued by Arthur Andersen LLP in connection with this report.

                         THE ESTEE LAUDER COMPANIES INC.

                       CONSOLIDATED STATEMENTS OF EARNINGS


                                                                                         Year Ended June 30
                                                                           -----------------------------------------------

                                                                             2003               2002              2001
                                                                           ---------         ---------         ---------
                                                                                (In millions, except per share data)
Net Sales.....................................................             $ 5,096.0         $ 4,711.5         $ 4,667.7
Cost of sales.................................................               1,324.4           1,260.5           1,226.4
                                                                           ---------         ---------         ---------

Gross Profit..................................................               3,771.6           3,451.0           3,441.3
                                                                           ---------         ---------         ---------

Operating expenses:
    Selling, general and administrative.......................               3,225.6           2,982.8           2,869.2
    Restructuring.............................................                  -                109.6              37.6
    Special charges...........................................                  22.0               -                16.3
    Related party royalties...................................                  20.3              16.5              22.6
                                                                           ---------         ---------         ---------
                                                                             3,267.9           3,108.9           2,945.7
                                                                           ---------         ---------         ---------

Operating Income..............................................                 503.7             342.1             495.6

Interest expense, net.........................................                   8.1               9.8              12.3
                                                                           ---------         ---------         ---------
Earnings before Income Taxes, Minority Interest,
 Discontinued Operations and Accounting Change................                 495.6             332.3             483.3

Provision for income taxes....................................                 163.3             114.7             174.0
Minority interest, net of tax.................................                  (6.7)             (4.7)             (1.9)
                                                                           ---------         ---------         ---------
Net Earnings from Continuing Operations ......................                 325.6             212.9             307.4

Discontinued operations, net of tax...........................                  (5.8)            (21.0)              -
Cumulative effect of a change in accounting principle,
 net of tax...................................................                  -                  -                (2.2)
                                                                           ---------         ---------         ---------
Net Earnings..................................................                 319.8             191.9             305.2

Preferred stock dividends.....................................                  23.4              23.4              23.4
                                                                           ---------         ---------         ---------
Net Earnings Attributable to Common Stock.....................             $   296.4          $  168.5         $   281.8
                                                                           =========          ========         =========

Basic net earnings per common share:
    Net earnings attributable to common stock from
     continuing operations....................................             $    1.30          $    .80         $    1.19
    Discontinued operations, net of tax.......................                  (.03)             (.09)              -
    Cumulative effect of a change in accounting principle,
     net of tax...............................................                  -                 -                 (.01)
                                                                           ---------         ---------         ---------
    Net earnings attributable to common stock.................             $    1.27          $    .71         $    1.18
                                                                           =========         =========         =========

Diluted net earnings per common share:
    Net earnings attributable to common stock from
     continuing operations....................................             $    1.29          $    .79         $    1.17
    Discontinued operations, net of tax.......................                  (.03)             (.09)              -
    Cumulative effect of a change in accounting principle,
     net of tax...............................................                  -                 -                 (.01)
                                                                           ---------          ---------        ---------
    Net earnings attributable to common stock.................             $    1.26          $    .70         $    1.16
                                                                           =========          =========        =========

Weighted average common shares outstanding:
    Basic.....................................................                 232.6             238.2             238.4
    Diluted...................................................                 234.7             241.1             242.2


                 See notes to consolidated financial statements.

                         THE ESTEE LAUDER COMPANIES INC.

                           CONSOLIDATED BALANCE SHEETS


                                                                                                   June 30
                                                                                        ------------------------------

                                                                                           2003                 2002
                                                                                        ---------            ---------
                                                                                                (In millions)
                                    ASSETS
Current Assets
Cash and cash equivalents.......................................................        $   364.1            $   546.9
Accounts receivable, net........................................................            634.2                624.8
Inventory and promotional merchandise, net......................................            599.0                544.5
Prepaid expenses and other current assets.......................................            247.6                211.4
                                                                                        ---------            ---------
    Total current assets........................................................          1,844.9              1,927.6
                                                                                        ---------            ---------
Property, Plant and Equipment, net..............................................            607.7                580.7
                                                                                        ---------            ---------
Other Assets
Investments, at cost or market value............................................             14.0                 30.3
Deferred income taxes...........................................................             38.7                 72.7
Goodwill, net...................................................................            695.3                675.6
Other intangible assets, net....................................................             65.4                 18.4
Other assets, net...............................................................             83.9                111.2
                                                                                        ---------            ---------
    Total other assets..........................................................            897.3                908.2
                                                                                        ---------            ---------
         Total assets...........................................................        $ 3,349.9            $ 3,416.5
                                                                                        =========            =========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Short-term debt.................................................................        $     7.8            $     6.6
Accounts payable................................................................            229.9                216.4
Accrued income taxes............................................................            111.9                110.0
Other accrued liabilities.......................................................            704.0                626.6
                                                                                        ---------            ---------
    Total current liabilities...................................................          1,053.6                959.6
                                                                                        ---------            ---------
Noncurrent Liabilities
Long-term debt..................................................................            283.6                403.9
Other noncurrent liabilities....................................................            216.8                220.9
                                                                                        ---------            ---------
    Total noncurrent liabilities................................................            500.4                624.8
                                                                                        ---------            ---------
Commitments and Contingencies (see Note 15)

$6.50 Cumulative Redeemable Preferred Stock, at redemption value................            360.0                360.0
                                                                                        ---------            ---------
Minority interest...............................................................             12.3                 10.2
                                                                                        ---------            ---------
Stockholders' Equity
Common stock, $.01 par value; 650,000,000 shares Class A authorized; shares issued: 133,616,710 in 2003 and 131,567,986 in 2002; 240,000,000 shares
    Class B authorized; shares issued and outstanding: 107,462,533 in 2003 and
    108,412,533 in 2002.........................................................              2.4                  2.4
Paid-in capital.................................................................            293.7                268.8
Retained earnings...............................................................          1,613.6              1,363.7
Accumulated other comprehensive income (loss)...................................            (53.1)               (92.5)
                                                                                        ---------            ---------
                                                                                          1,856.6              1,542.4
Less: Treasury stock, at cost; 13,623,060 Class A shares at June 30, 2003 and
    2,377,860 Class A shares at June 30, 2002...................................           (433.0)               (80.5)
                                                                                        ---------            ---------
    Total stockholders' equity..................................................          1,423.6              1,461.9
                                                                                        ---------            ---------
         Total liabilities and stockholders' equity.............................        $ 3,349.9            $ 3,416.5
                                                                                        =========            =========


                 See notes to consolidated financial statements.

                         THE ESTEE LAUDER COMPANIES INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                            AND COMPREHENSIVE INCOME


                                                                                            Year Ended June 30
                                                                                ---------------------------------------

                                                                                   2003            2002          2001
                                                                                ---------       ---------     ---------
                                                                                              (In millions)
                                   STOCKHOLDERS' EQUITY
Common stock, beginning of year...........................................      $     2.4       $     2.4     $     2.4
                                                                                ---------       ---------     ---------
Common stock, end of year.................................................            2.4             2.4           2.4
                                                                                ---------       ---------     ---------

Paid-in capital, beginning of year........................................          268.8           258.3         237.1
Stock compensation programs...............................................           24.9            10.5          21.2
                                                                                ---------       ---------     ---------
Paid-in capital, end of year..............................................          293.7           268.8         258.3
                                                                                ---------       ---------     ---------

Retained earnings, beginning of year......................................        1,363.7         1,242.7       1,008.6
Preferred stock dividends.................................................          (23.4)          (23.4)        (23.4)
Common stock dividends....................................................          (46.5)          (47.5)        (47.7)
Net earnings for the year.................................................          319.8           191.9         305.2
                                                                                ---------       ---------     ---------
Retained earnings, end of year............................................        1,613.6         1,363.7       1,242.7
                                                                                ---------       ---------     ---------

Accumulated other comprehensive loss, beginning of year...................          (92.5)         (120.5)        (57.1)
Other comprehensive income (loss).........................................           39.4            28.0         (63.4)
                                                                                ---------       ---------     ---------
Accumulated other comprehensive loss, end of year.........................          (53.1)          (92.5)       (120.5)
                                                                                ---------       ---------     ---------

Treasury stock, beginning of year.........................................          (80.5)          (30.8)        (30.7)
Acquisition of treasury stock.............................................         (352.5)          (49.7)         (0.1)
                                                                                ---------       ---------     ---------
Treasury stock, end of year...............................................         (433.0)          (80.5)        (30.8)
                                                                                ---------       ---------     ---------

         Total stockholders' equity.......................................      $ 1,423.6       $ 1,461.9     $ 1,352.1
                                                                                =========       =========     =========

                                 COMPREHENSIVE INCOME
Net earnings..............................................................      $   319.8       $   191.9     $   305.2
                                                                                ---------       ---------     ---------
Other comprehensive income (loss):
    Net unrealized investment gains (losses)..............................            0.8            (3.0)        (11.0)
    Net derivative instrument gains (losses)..............................            7.6            (7.1)         (2.0)
    Net minimum pension liability adjustments.............................          (20.3)           (7.9)        (12.4)
    Translation adjustments...............................................           51.3            46.0         (38.0)
                                                                                ---------       ---------     ---------
    Other comprehensive income (loss).....................................           39.4            28.0         (63.4)
                                                                                ---------       ---------     ---------
         Total comprehensive income.......................................      $   359.2       $   219.9     $   241.8
                                                                                =========       =========     =========

                 See notes to consolidated financial statements.

                         THE ESTEE LAUDER COMPANIES INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                              Year Ended June 30
                                                                                  ----------------------------------------

                                                                                    2003             2002            2001
                                                                                  -------           -------        -------
                                                                                                (In millions)
Cash Flows from Operating Activities
    Net earnings..........................................................        $  319.8          $ 191.9        $ 305.2
    Adjustments to reconcile net earnings to net cash flows provided by operating activities:
         Depreciation and amortization....................................           174.8            162.0          156.3
         Amortization of purchased royalty rights.........................             -                -              6.6
         Deferred income taxes............................................            36.5            (22.6)           4.7
         Minority interest................................................             6.7              4.7            1.9
         Non-cash stock compensation......................................             1.5             (0.1)           0.7
         Cumulative effect of a change in accounting principle............             -               20.6            2.2
         Non-cash portion of restructuring and other non-recurring expenses            -               58.0           27.1
         Other non-cash items.............................................             0.9              0.9            -

    Changes in operating assets and liabilities:
         Decrease (increase) in accounts receivable, net..................            38.6            (15.4)         (57.3)
         Decrease (increase) in inventory and promotional merchandise, net           (15.7)           102.2         (102.1)
         Increase in other assets.........................................           (15.3)           (11.7)         (53.6)
         Increase (decrease) in accounts payable..........................            (8.4)           (32.6)          14.2
         Increase in accrued income taxes.................................             5.4             28.8            5.9
         Increase (decrease) in other accrued liabilities.................            52.7             59.6          (23.4)
         Increase (decrease) in other noncurrent liabilities..............           (49.0)           (28.3)          17.0
                                                                                   -------          -------        -------
           Net cash flows provided by operating activities................           548.5            518.0          305.4
                                                                                   -------          -------        -------
Cash Flows from Investing Activities
    Capital expenditures..................................................          (163.1)         (203.2)        (192.2)
    Acquisition of businesses, net of acquired cash.......................           (50.4)          (18.5)         (16.0)
    Proceeds from disposition of long-term investments....................            21.0             4.7            1.9
                                                                                   -------         -------         -------
           Net cash flows used for investing activities...................          (192.5)         (217.0)        (206.3)
                                                                                   -------         -------         -------
Cash Flows from Financing Activities
    Increase (decrease) in short-term debt, net...........................             2.9              0.6           (0.1)
    Proceeds from issuance of long-term debt, net.........................             -              247.2           24.5
    Repayments of long-term debt..........................................          (135.8)          (256.6)         (30.1)
    Net proceeds from employee stock transactions.........................            16.7              7.7           13.3
    Payments to acquire treasury stock....................................          (352.5)           (49.7)          (0.1)
    Dividends paid........................................................           (81.7)           (71.0)         (71.0)
                                                                                   -------          -------        -------
           Net cash flows used for financing activities...................          (550.4)          (121.8)         (63.5)
                                                                                   -------          -------        -------
Effect of Exchange Rate Changes on Cash and Cash Equivalents..............            11.6             21.0           (9.2)
                                                                                   -------          -------        -------
    Net Increase (Decrease) in Cash and Cash Equivalents..................          (182.8)           200.2           26.4
    Cash and Cash Equivalents at Beginning of Year........................           546.9            346.7          320.3
                                                                                   -------          -------        -------
    Cash and Cash Equivalents at End of Year..............................         $ 364.1          $ 546.9        $ 346.7
                                                                                   =======          =======        =======
Supplemental disclosures of cash flow information (see Note 17)
    Cash paid during the year for:
         Interest.........................................................         $  17.7          $  17.6        $  26.7
                                                                                   =======          =======        =======
         Income Taxes.....................................................         $ 134.7          $ 120.5        $ 176.6
                                                                                   =======          =======        =======

                 See notes to consolidated financial statements.

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 -- Description of Business

The Estee Lauder Companies Inc. manufactures, markets and sells skin care, makeup, fragrance and hair care products around the world. Products are marketed under the following brand names: Estee Lauder, Clinique, Aramis, Prescriptives, Origins, M.A.C, Bobbi Brown, La Mer, jane, Aveda, Stila, Jo Malone, Bumble and bumble and Darphin. The Estee Lauder Companies Inc. is also the global licensee of the Tommy Hilfiger, Donna Karan, kate spade and Michael Kors brands for fragrances and cosmetics.

Note 2 -- Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of The Estee Lauder Companies Inc. and its subsidiaries (collectively, the "Company") as continuing operations, with the exception of the operating results of its reporting unit that sold jane brand products, which have been reflected as discontinued operations for fiscal 2003 and 2002 (see Note 21). All significant intercompany balances and transactions have been eliminated.

Certain amounts in the consolidated financial statements of prior years have been reclassified to conform to current year presentation for comparative purposes.

Net Earnings Per Common Share

Net earnings per common share ("basic EPS") is computed by dividing net earnings, after deducting preferred stock dividends on the Company's $6.50 Cumulative Redeemable Preferred Stock, by the weighted average number of common shares outstanding and contingently issuable shares (which satisfy certain conditions). Net earnings per common share assuming dilution ("diluted EPS") is computed by reflecting potential dilution from the exercise of stock options.

A reconciliation between the numerators and denominators of the basic and diluted EPS computations is as follows:

                                                                                           Year Ended June 30
                                                                                --------------------------------------------

                                                                                 2003                2002              2001
                                                                                -------            -------           -------
                                                                                   (In millions, except per share data)
Numerator:
Net earnings from continuing operations................................         $ 325.6            $ 212.9           $ 307.4
Preferred stock dividends..............................................           (23.4)             (23.4)            (23.4)
                                                                                -------            -------           -------
Net earnings attributable to common stock
  from continuing operations...........................................           302.2              189.5             284.0
Discontinued operations, net of tax....................................            (5.8)             (21.0)              -
Cumulative effect of a change in accounting principle, net of tax......             -                  -                (2.2)
                                                                                -------            -------           -------
Net earnings attributable to common stock..............................         $ 296.4            $ 168.5           $ 281.8
                                                                                =======            =======           =======
Denominator:
Weighted average common shares outstanding - Basic.....................           232.6              238.2             238.4
Effect of dilutive securities: Stock options...........................             2.1                2.9               3.8
                                                                                -------            -------           -------
Weighted average common shares outstanding - Diluted...................           234.7              241.1             242.2
                                                                                =======            =======           =======
Basic net earnings per common share:
Net earnings from continuing operations................................         $  1.30            $   .80           $  1.19
Discontinued operations, net of tax....................................            (.03)              (.09)              -
Cumulative effect of a change in accounting principle, net of tax......             -                 -                 (.01)
                                                                                -------            -------           -------
Net earnings...........................................................         $  1.27            $   .71           $  1.18
                                                                                =======            =======           =======
Diluted net earnings per common share:
Net earnings from continuing operations................................         $  1.29            $   .79           $  1.17
Discontinued operations, net of tax....................................            (.03)              (.09)              -
Cumulative effect of a change in accounting principle, net of tax......             -                 -                 (.01)
                                                                                -------            -------           -------
Net earnings...........................................................         $  1.26            $   .70           $  1.16
                                                                                =======            =======           =======

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2003, 2002 and 2001, options to purchase 13.6 million, 12.1 million and 10.5 million shares, respectively, of Class A Common Stock were not included in the computation of diluted EPS because the exercise prices of those options were greater than the average market price of the common stock and their inclusion would be anti-dilutive. The options were still outstanding at the end of the applicable periods.

Cash and Cash Equivalents

Cash and cash equivalents include $76.2 million and $104.6 million of short-term time deposits at June 30, 2003 and 2002, respectively. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable is stated net of the allowance for doubtful accounts and customer deductions of $31.8 million and $30.6 million as of June 30, 2003 and 2002, respectively.

Currency Translation and Transactions

All assets and liabilities of foreign subsidiaries and affiliates are translated at year-end rates of exchange, while revenue and expenses are translated at weighted average rates of exchange for the year. Unrealized translation gains or losses are reported as cumulative translation adjustments through other comprehensive income. Such adjustments amounted to $51.3 million, $46.0 million and $(38.0) million of unrealized translation gains (losses) in fiscal 2003, 2002 and 2001, respectively.

The Company enters into forward foreign exchange contracts and foreign currency options to hedge foreign currency transactions for periods consistent with its identified exposures. Accordingly, the Company categorizes these instruments as entered into for purposes other than trading.

The accompanying consolidated statements of earnings include net exchange losses of $15.0 million and $6.8 million in fiscal 2003 and 2002, respectively, and net exchange gains of $9.2 million in fiscal 2001.

Inventory and Promotional Merchandise

Inventory and promotional merchandise only includes inventory considered saleable or usable in future periods, and is stated at the lower of cost or fair-market value, with cost being determined on the first-in, first-out method. Promotional merchandise is charged to expense at the time the merchandise is shipped to the Company's customers.


                                                                                     June 30
                                                                          ------------------------------

                                                                            2003                  2002
                                                                          --------              --------
                                                                                  (In millions)
      Inventory and promotional merchandise consists of:
         Raw materials........................................            $  137.7              $  117.5
         Work in process......................................                34.1                  27.0
         Finished goods.......................................               296.6                 272.2
         Promotional merchandise..............................               130.6                 127.8
                                                                          --------              --------
                                                                          $  599.0              $  544.5
                                                                          ========              ========

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Property, Plant and Equipment

Property, plant and equipment is carried at cost less accumulated depreciation and amortization. For financial statement purposes, depreciation is provided principally on the straight-line method over the estimated useful lives of the assets ranging from 3 to 40 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lives of the respective leases or the expected useful lives of those improvements.


                                                                                      June 30
                                                                         -------------------------------

                                                                            2003                 2002
                                                                         ---------             ---------
                                                                                  (In millions)
      Land....................................................           $    13.5             $    13.0
      Buildings and improvements..............................               152.7                 144.0
      Machinery and equipment.................................               599.5                 611.7
      Furniture and fixtures..................................                95.3                  86.1
      Leasehold improvements..................................               538.1                 447.2
                                                                         ---------             ---------
                                                                           1,399.1               1,302.0
      Less accumulated depreciation and amortization..........               791.4                 721.3
                                                                         ---------             ---------
                                                                         $   607.7             $   580.7
                                                                         =========             =========


Depreciation and amortization of property, plant and equipment was $156.3 million, $139.8 million and $112.1 million in fiscal 2003, 2002 and 2001, respectively.

Goodwill and Other Intangible Assets

Effective July 1, 2001, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." These statements established financial accounting and reporting standards for acquired goodwill and other intangible assets. Specifically, the standards address how acquired intangible assets should be accounted for both at the time of acquisition and after they have been recognized in the financial statements. The provisions of SFAS No. 141 apply to all business combinations initiated after June 30, 2001. In accordance with SFAS No. 142, intangible assets, including purchased goodwill, must be evaluated for impairment. Those intangible assets that will continue to be classified as goodwill or as other intangibles with indefinite lives are no longer amortized.

In accordance with SFAS No. 142, the Company completed its transitional impairment testing of intangible assets during the first quarter of fiscal 2002. That effort, and preliminary assessments of the Company's identifiable intangible assets, indicated that little or no adjustment would be required upon adoption of this pronouncement. The impairment testing is performed in two steps: (i) the Company determines impairment by comparing the fair value of a reporting unit with its carrying value, and (ii) if there is an impairment, the Company measures the amount of impairment loss by comparing the implied fair value of goodwill with the carrying amount of that goodwill. Subsequent to the first quarter of fiscal 2002, with the assistance of a third-party valuation firm, the Company finalized the testing of goodwill. Using conservative, but realistic, assumptions to model the Company's jane business, the Company determined that the carrying value of this unit was slightly greater than the derived fair value, indicating an impairment in the recorded goodwill. To determine fair value, the Company relied on three valuation models: guideline public companies, acquisition analysis and discounted cash flow. For goodwill valuation purposes only, the revised fair value of this unit was allocated to the assets and liabilities of the business unit to arrive at an implied fair value of goodwill, based upon known facts and circumstances, as if the acquisition occurred currently. This allocation resulted in a write-down of recorded goodwill in the amount of $20.6 million, which has been reported as a component of discontinued operations, as of July 1, 2001, in the accompanying consolidated statements of earnings. On a product category basis, this write-down would have primarily impacted the Company's makeup category.

During fiscal 2002, the Company recorded a goodwill impairment charge related to its Gloss.com business as a component of its restructuring expense (see Note 5).

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents adjusted net earnings and earnings per share data restated to include the retroactive impact of the adoption of SFAS No. 142.

                                                                                    Year Ended June 30
                                                                           ---------------------------------

                                                                              2003        2002       2001
                                                                            -------     -------     -------
                                                                            (In millions, except per share data)

Reported Net Earnings from Continuing Operations.........................   $ 325.6     $ 212.9     $ 307.4
    Discontinued operations, net of tax..................................      (5.8)      (21.0)        -
    Cumulative effect of a change in accounting principle, net of tax....       -          -           (2.2)
                                                                            -------     -------     -------
    Net Earnings.........................................................     319.8       191.9       305.2

    Preferred stock dividends............................................      23.4        23.4        23.4
                                                                            -------     -------     -------
Reported Net Earnings Attributable to Common Stock.......................     296.4       168.5       281.8
    Add back:
    Goodwill amortization, net of tax....................................       -          -           13.4
                                                                            -------     -------     -------
Adjusted Net Earnings   .................................................   $ 296.4     $ 168.5     $ 295.2
                                                                            =======     =======     =======
Basic net earnings per common share:
    Reported net earnings attributable to
       common stock from continuing operations...........................   $  1.30     $   .80     $  1.19
    Discontinued operations, net of tax..................................      (.03)       (.09)        -
    Cumulative effect of a change in accounting principle, net of tax....       -          -           (.01)
                                                                            -------     -------     -------
    Net earnings attributable to common stock............................      1.27         .71        1.18
    Goodwill amortization, net of tax....................................       -          -            .06
                                                                            -------     -------     -------
    Adjusted net earnings attributable to common stock...................   $  1.27     $   .71     $  1.24
                                                                            =======     =======     =======
Diluted net earnings per common share:
    Reported net earnings attributable to
       common stock from continued operations............................   $  1.29     $   .79     $  1.17
    Discontinued operations, net of tax..................................      (.03)       (.09)        -
    Cumulative effect of a change in accounting principle, net of tax....       -          -           (.01)
                                                                            -------     -------     -------
    Net earnings attributable to common stock............................      1.26         .70        1.16
    Goodwill amortization, net of tax....................................       -          -            .06
                                                                            -------     -------     -------
    Adjusted net earnings attributable to common stock...................   $  1.26     $   .70     $  1.22
                                                                            =======     =======     =======
Weighted average common shares outstanding:
    Basic  ..............................................................     232.6       238.2       238.4
    Diluted..............................................................     234.7       241.1       242.2

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Goodwill

The change in the carrying amount of goodwill is as follows:

                                                                                           Year Ended June 30
                                                                                         ---------------------

                                                                                          2003           2002
                                                                                         ---------------------
                                                                                             (In millions)

Net beginning balance................................................................    $675.6         $699.7
   Goodwill impairment of discontinued operations upon adoption of new
     accounting principle............................................................       -            (20.6)
   Restructuring write-off of Gloss.com acquisition goodwill.........................       -            (20.1)
   Goodwill acquired during the period...............................................      19.7           16.6
                                                                                         ------         ------
Net ending balance ..................................................................    $695.3         $675.6
                                                                                         ======         ======

Other Intangible Assets

Other intangible assets consist of the following:

                                                                                         June 30, 2003
                                                                         ------------------------------------------------

                                                                          Gross Carrying    Accumulated      Total Net
                                                                              Value         Amortization     Book Value
                                                                         ---------------  ---------------  --------------
                                                                                           (In millions)

      License agreements..................................................   $   32.4        $    7.9        $   24.5
      Trademarks and other................................................       46.7             6.7            39.9
      Patents.............................................................        1.6             0.6             1.0
                                                                             --------        --------        --------
      Total...............................................................   $   80.7        $   15.3        $   65.4
                                                                             ========        ========        ========

                                                                                         June 30, 2002
                                                                         ------------------------------------------------

                                                                          Gross Carrying    Accumulated      Total Net
                                                                              Value         Amortization     Book Value
                                                                         ---------------  ---------------  --------------
                                                                                           (In millions)

      License agreements..................................................   $   15.0         $    6.2        $    8.8
      Trademarks and other................................................       15.2              6.7             8.5
      Patents.............................................................        1.6              0.5             1.1
                                                                             --------         --------        --------
      Total...............................................................   $   31.8         $   13.4        $   18.4
                                                                             ========         ========        ========

Pursuant to the adoption of SFAS No. 142 and effective July 1, 2001, trademarks have been classified as indefinite lived assets and are no longer amortized, and are evaluated periodically for impairment. The cost of other intangible assets is amortized on a straight-line basis over their estimated useful lives. The aggregate amortization expenses related to amortizable intangible assets for the years ended June 30, 2003, 2002 and 2001 were $1.9 million, $1.5 million and $9.6 million, respectively.

Long-Lived Assets

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets in question may not be recoverable. An impairment would be recorded in circumstances where undiscounted cash flows expected to be generated by an asset are less than the carrying value of that asset.

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accumulated Other Comprehensive Income

The components of accumulated other comprehensive income (loss) ("OCI") included in the accompanying consolidated balance sheets consist of the following:

                                                                                           Year Ended June 30
                                                                                ------------------------------------------

                                                                                2003             2002              2001
                                                                              --------         --------          --------
                                                                                            (In millions)

Net unrealized investment gains (losses), beginning of year............       $   (0.1)        $    2.9          $   13.9
Unrealized investment gains (losses)...................................            1.4             (5.0)            (18.3)
Provision for deferred income taxes....................................           (0.6)             2.0               7.3
                                                                              --------         --------          --------
Net unrealized investment gains (losses), end of year..................            0.7             (0.1)              2.9
                                                                              --------         --------          --------
Net derivative instruments, beginning of year..........................           (9.1)            (2.0)              -
Gain (loss) on derivative instruments..................................           (1.6)           (16.1)              8.8
Provision for deferred income taxes....................................            0.5              5.5              (3.1)
Reclassification to earnings during the year...........................           13.3              5.3             (12.0)
Provision for deferred income taxes on reclassification................           (4.6)            (1.8)              4.3
                                                                              --------         --------          --------
Net derivative instruments, end of year................................           (1.5)            (9.1)             (2.0)
                                                                              --------         --------          --------
Net minimum pension liability adjustments, beginning of year...........          (20.3)           (12.4)              -
Minimum pension liability adjustments..................................          (30.8)           (11.6)            (19.4)
Provision for deferred income taxes....................................           10.5              3.7               7.0
                                                                              --------         --------          --------
Net minimum pension liability adjustments, end of year.................          (40.6)           (20.3)            (12.4)
                                                                              --------         --------          --------
Cumulative translation adjustments, beginning of year..................          (63.0)          (109.0)            (71.0)
Translation adjustments................................................           51.3             46.0             (38.0)
                                                                              --------         --------          --------
Cumulative translation adjustments, end of year........................          (11.7)           (63.0)           (109.0)
                                                                              --------         --------          --------
Accumulated other comprehensive income (loss)..........................      ($   53.1)       ($   92.5)        ($  120.5)
                                                                              ========         ========          ========


Of the $1.5 million, net of tax, derivative instruments loss recorded in OCI at June 30, 2003, $3.2 million, net of tax, related to foreign currency derivatives that the Company estimates will be classified to earnings as losses during the next twelve months assuming exchange rates at the time of settlement are equal to the forward rates as of June 30, 2003. Offsetting the aforementioned was a $1.7 million, net of tax, gain relating to treasury lock agreements that expire in September 2003 which will be settled upon the issuance of new debt, if completed. Any realized gain or loss to be received or paid by the Company will be amortized in interest expense over the life of the new debt.

Revenue Recognition

Generally, revenues from merchandise sales are recorded at the time the product is shipped to the customer. The Company reports its sales levels on a net sales basis, which is computed by deducting from gross sales the amount of actual returns received and an amount established for anticipated returns. As a percent of gross sales, returns were 5.1%, 4.8% and 4.9% in fiscal 2003, 2002 and 2001, respectively.

Advertising and Promotion

Costs associated with advertising are expensed during the year as incurred. Global advertising expenses, which primarily include television, radio and print media, and promotional expenses, such as products used as sales incentives, were $1,416.1 million, $1,317.4 million and $1,255.3 million in fiscal 2003, 2002 and 2001, respectively. These amounts include expenses relating to purchase with purchase and gift with purchase promotions that are reflected in net sales and cost of sales. Advertising and promotional expenses included in operating expenses were $1,217.8 million, $1,113.2 million and $1,060.8 million in fiscal 2003, 2002 and 2001, respectively.

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Research and Development

Research and development costs, which amounted to $60.8 million, $61.3 million and $57.3 million in fiscal 2003, 2002 and 2001, respectively, are expensed as incurred.

Related Party Royalties and Trademarks

Under agreements covering the Company's purchase of trademarks for a percentage of related sales, royalty payments totaling $20.3 million, $16.5 million and $16.0 million in fiscal 2003, 2002 and 2001, respectively, have been charged to expense. Such payments were made to Mrs. Estee Lauder. During fiscal 1996, the Company purchased a stockholder's rights to receive certain U.S. royalty payments for $88.5 million, which was fully amortized by November 2000. In fiscal 2001, $6.6 million was amortized as a charge to expense.

Stock Compensation

The Company observes the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123") by continuing to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25").

The Company applies the intrinsic value method as outlined in APB No. 25 and related interpretations in accounting for stock options and share units granted under these programs. Under the intrinsic value method, no compensation expense is recognized if the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of the grant. Accordingly, no compensation cost has been recognized on options granted to employees. SFAS No. 123 requires that the Company provide pro forma information regarding net earnings and net earnings per common share as if compensation cost for the Company's stock option programs had been determined in accordance with the fair value method prescribed therein. The Company adopted the disclosure portion of SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" requiring quarterly SFAS No. 123 pro forma disclosure. The following table illustrates the effect on net earnings and earnings per common share as if the fair value method had been applied to all outstanding awards in each period presented.

                                                                                  Year Ended June 30
                                                                       -----------------------------------------

                                                                          2003          2002(i)       2001(ii)
                                                                       -----------    -----------    -----------
                                                                         (In millions, except per share data)

Net earnings attributed to common stock, as reported............         $ 296.4       $ 168.5         $ 281.8
Deduct: Total stock-based employee compensation expense
              determined under fair value method for all awards,
              net of related tax effects .......................            22.9           2.7            24.4
                                                                         -------       -------         -------
Pro forma net earnings, attributable to common stock............         $ 273.5       $ 165.8         $ 257.4
                                                                         =======       =======         =======
Earnings per common share:
Net earnings per common share - Basic, as reported..............         $  1.27       $   .71         $  1.18
                                                                         =======       =======         =======
Net earnings per common share - Basic, pro forma ..............          $  1.18       $   .70         $  1.08
                                                                         =======       =======         =======

Net earnings per common share - Diluted, as reported............         $  1.26       $   .70         $  1.16
                                                                         =======       =======         =======
Net earnings per common share - Diluted, pro forma..............         $  1.16       $   .68         $  1.06
                                                                         =======       =======         =======


(i) Beginning in fiscal 2002, the pro forma charge for compensation cost related to stock options granted will be recognized over the service period. The service period represents the period of time between the date of grant and the date each option becomes exercisable without consideration of acceleration provisions (e.g. retirement, change of control, etc.).

(ii) In fiscal 2001, the Company determined the pro forma charge for compensation cost assuming all options were immediately vested upon the date of grant.

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                                            Year Ended June 30
                                                          ------------------------------------------------------

                                                            2003                   2002                   2001
                                                          --------               --------               --------
Average expected volatility...............                   31%                    31%                    31%
Average expected option life..............                 7 years                7 years                7 years
Average risk-free interest rate...........                  4.2%                   4.9%                    5.9%
Average dividend yield....................                   .6%                    .5%                     .5%

Concentration of Credit Risk

The Company is a worldwide manufacturer, marketer and distributor of skin care, makeup, fragrance and hair care products. Domestic and international sales are made primarily to department stores, specialty retailers, perfumeries and pharmacies. The Company grants credit to all qualified customers and does not believe it is exposed significantly to any undue concentration of credit risk.

For the fiscal years ended June 30, 2003, 2002 and 2001, the Company's three largest customers accounted for an aggregate of 24%, 25% and 28%, respectively, of net sales. No single customer accounted for more than 10% of the Company's net sales during fiscal 2003 or 2002. One department store group accounted for 11% of the Company's net sales in the fiscal year ended June 30, 2001. In the same year, another department store group accounted for 10% of the Company's net sales.

Additionally, as of June 30, 2003 and 2002, the Company's three largest customers accounted for an aggregate of 28% of its outstanding accounts receivable.

Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses reported in those financial statements. Actual results could differ from those estimates and assumptions.

Derivative Financial Instruments

Effective July 1, 2000, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." These statements established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133, as amended, requires the recognition of all derivative instruments as either assets or liabilities in the statement of financial position measured at fair value.

In accordance with the provisions of SFAS No. 133, as amended, the Company recorded a non-cash charge to earnings of $2.2 million, after tax, to reflect the change in time-value from the dates of the derivative instruments' inception through the date of transition (July 1, 2000). This charge is reflected as the cumulative effect of a change in accounting principle in fiscal 2001 in the accompanying consolidated statements of earnings.

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recently Issued Accounting Standards

In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS No. 150 established standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity. It specifically requires that mandatorily redeemable instruments, instruments with repurchase obligations which embody, are indexed to, or obligate the repurchase of, the issuer's own equity shares, and instruments with obligations to issue a variable number of the issuer's own equity shares, be classified as a liability. Initial and subsequent measurements of the instruments differ based on the characteristics of each instrument and as provided for in the statement. SFAS No. 150 is effective for all freestanding financial instruments entered into or modified after May 31, 2003 and otherwise became effective at the beginning of the first interim period beginning after June 15, 2003. The Company has adopted this statement effective for all instruments entered into or modified after May 31, 2003 and will adopt the statement for any existing financial instruments in the first quarter of fiscal 2004. Based on the provisions of this statement, beginning in fiscal 2004, the Company will be classifying the $6.50 Cumulative Redeemable Preferred Stock as a liability and the related dividends will be characterized as interest expense. Restatement of financial statements for earlier years presented is not permitted. The adoption of this statement will result in the inclusion of the dividends on the preferred stock (equal to $23.4 million per year) as interest expense. While the inclusion will impact net earnings, net earnings attributable to common stock and earnings per common share will be unaffected. Given that the dividends are not deductible for income tax purposes, the inclusion of the preferred stock dividends as interest expense will cause an increase in the Company's effective tax rate. The adoption of SFAS No. 150 will have no impact on the Company's financial condition.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"). SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation as originally defined by SFAS No. 123. Additionally, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both the annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. The transitional requirements of SFAS No. 148 are effective for all financial statements for fiscal years ending after December 15, 2002. The Company adopted the disclosure portion of this statement for the fiscal quarter ended March 31, 2003. The application of the disclosure portion of this standard has no impact on the Company's consolidated financial position or results of operations. The FASB recently indicated that it will require stock-based employee compensation to be recorded as a charge to earnings pursuant to a standard on which it is currently deliberating. The FASB anticipates issuing an Exposure Draft in the fourth quarter of 2003 and a final statement in the second quarter of 2004. The Company will continue to monitor the FASB's progress on the issuance of this standard as well as evaluate its position with respect to current guidance.

Note 3 -- Public Offerings

During October 2001, a member of the Lauder family sold 5,000,000 shares of Class A Common Stock in a registered public offering. The Company did not receive any proceeds from the sale of these shares.

Note 4 -- Acquisition of Businesses and License Arrangements

On April 30, 2003, the Company completed the acquisition of the Paris-based Darphin group of companies that develops, manufactures and markets the "Darphin" brand of skin care and makeup products. The initial purchase price, paid at closing, was funded by cash provided by operations, the payment of which did not have a material effect on the Company's results of operations or financial condition. An additional payment is expected to be made in fiscal 2009, the amount of which will depend on future net sales and earnings of the Darphin business.

At various times during fiscal 2003, 2002 and 2001, the Company acquired businesses engaged in the wholesale distribution and retail sale of Aveda products, as well as other products, in the United States and other countries. In fiscal 2002, the Company purchased an Aveda wholesale distributor business in Korea and acquired the minority interest of its Aveda joint venture in the United Kingdom.

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In fiscal 2001, the Company purchased a wholesale distributor business in Israel, a majority interest of the wholesale distributor business in Chile and created a joint venture in Greece in which the Company owns a controlling majority interest. In fiscal 2002, the Company acquired the remaining minority interest of its joint venture in Chile.

The aggregate purchase price for these transactions, which includes acquisition costs, was $50.4 million, $18.5 million, and $16.0 million in fiscal 2003, 2002 and 2001, respectively, and each transaction was accounted for using the purchase method of accounting. Accordingly, the results of operations for each of the acquired businesses are included in the accompanying consolidated financial statements commencing with its date of original acquisition. Pro forma results of operations, as if each of such businesses had been acquired as of the beginning of the year of acquisition, have not been presented, as the impact on the Company's consolidated financial results would not have been material.

Subsequent to year-end, the Company acquired the Rodan & Fields skin care line (see Note 20).

In May 2003, the Company entered into a license agreement for fragrances and beauty products under the "Michael Kors" trademarks with Michael Kors L.L.C. and purchased certain related rights and inventory from American Designer Fragrances, a division of LVMH.

Note 5 -- Restructuring and Special Charges

During the fourth quarter of fiscal 2003, the Company recorded a special pre-tax charge of $22.0 million, or $13.5 million after-tax, equal to $.06 per diluted common share, in connection with the proposed settlement of a legal proceeding brought against a number of defendants including the Company (see Note 15). The amount of the charge in this case is significantly larger than similar charges the Company has incurred individually or in the aggregate for legal proceedings in any prior year.

During the fourth quarter of fiscal 2002, the Company recorded a restructuring charge related to repositioning certain businesses as part of its ongoing efforts to drive long-term growth and increase profitability. The restructuring focused on cost reduction opportunities related to the Internet, supply chain, globalization of the organization and distribution channel refinements. The Company committed to a defined plan of action, which resulted in an aggregate pre-tax charge of $117.4 million, of which $0.8 million was included in discontinued operations, and $59.4 million was cash related. On an after-tax basis, the aggregate charge was $76.9 million, of which $0.5 million was included in discontinued operations, equal to $.32 per diluted share.

Specifically, the charge includes the following:

o    Internet.   In an effort to achieve strategic objectives, reduce costs and improve profitability, the Company outsourced Gloss.com platform development and maintenance efforts to a third-party provider. Additionally, Gloss.com closed its San Francisco facility and consolidated its operations in New York. As a result, included in the charge is a $23.9 million provision for restructuring the Gloss.com operations, including benefits and severance packages for 36 employees as well as asset write-offs. The Company also took a $20.1 million charge to write off the related Gloss.com acquisition goodwill.

o    Supply Chain.   Building on previously announced supply chain initiatives, the Company restructured certain manufacturing, distribution, research and development, information systems and quality assurance operations in the United States, Canada and Europe, which included benefits and severance packages for 110 employees. A charge of $23.7 million was recorded related to this effort.

o    Globalization of Organization.   The Company continued to implement its
     transition, announced in fiscal 2001, to a global brand structure designed to streamline the decision making process and increase innovation and speed-to-market. The next phase of this transition entailed eliminating duplicate functions and responsibilities, which resulted in charges for benefits and severance for 122 employees. The Company recorded a charge of $27.1 million associated with these efforts.

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

o Distribution. The Company evaluated areas of distribution relative to its financial targets and decided to focus its resources on the most productive sales channels and markets. As a result, the Company closed its operations in Argentina and the remaining customers are being serviced by the Company's Chilean affiliate. The Company began closing all remaining in-store tommy's shops and other select points of distribution. The Company recorded a $22.6 million provision related to these actions, which included benefits and severance for 85 employees.

Following is a summary of the charges as recorded in the consolidated statement of earnings for fiscal 2002:

                                                    Restructuring
                                          ---------------------------------

                                           Net       Cost of      Operating
                                          Sales       Sales        Expenses        Total
                                          -----       -----        --------        -----
(In millions)
Internet...............................  $    -     $    -        $  44.0         $  44.0
Supply chain...........................       -          -           23.7            23.7
Globalization of organization..........       -          -           27.1            27.1
Distribution...........................      6.2        0.8          15.6            22.6
                                         -------    -------       -------         -------
Total charge  .........................  $   6.2    $   0.8       $ 110.4           117.4
Tax effect.............................  =======    =======       =======           (40.5)
                                                                                  -------
Net charge.............................                                           $  76.9
                                                                                  =======

The restructuring charge was recorded in other accrued liabilities or, where applicable, as a reduction of the related asset. During fiscal 2003 and 2002, $32.2 million and $9.3 million, respectively, related to this restructuring was paid. As of June 30, 2003 and 2002, the restructuring accrual balance was $21.9 million and $54.1 million, respectively, and the Company expects to settle a majority of the remaining obligations by the end of fiscal 2004 with certain additional payments made ratably through fiscal 2006.

During the fourth quarter of fiscal 2001, the Company recorded one-time charges for restructuring and special charges related to repositioning certain businesses as part of the Company's ongoing efforts to drive long-term growth and increase profitability. The restructuring and special charges focused on four areas: product fixtures for the jane brand; in-store tommy's shops; information systems and other assets; and global brand reorganization. The Company committed to a defined plan of action, which resulted in an aggregate pre-tax charge of $63.0 million, of which $35.9 million is cash related. On an after-tax basis, the aggregate charge was $40.3 million, equal to $.17 per diluted share.

Specifically, the charge included the following:

o jane. jane switched from its traditional wall displays to a carded program. The charge included a $16.1 million write-down of existing jane product fixtures and the return of uncarded product from virtually all of the distribution outlets in the United States.

o tommy's shops. The Company restructured the in-store tommy's shops to focus on the most productive locations and decided to close certain shops that underperformed relative to expectations. As a result, the Company recorded a $6.3 million provision for the closing of 86 under-performing in-store tommy's shops, located in the United States, and for related product returns.

o Information systems and other assets. In response to changing technology and the Company's new strategic direction, the charge included a $16.2 million provision for costs associated with the reevaluation of supply chain systems that the Company no longer utilized and with the elimination of unproductive assets related to the change to standard financial systems.

o Global brand reorganization. The Company recorded $20.8 million related to benefits and severance packages for 75 management employees who were affected by the reconfiguration to a global brand structure and another $3.6 million related to infrastructure costs.

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Following is a summary of the charges as recorded in the consolidated statement of earnings for fiscal 2001:

                                                   Restructuring
                                          -------------------------------

                                           Net       Cost of     Operating           Special
                                          Sales       Sales       Expenses           Charges             Total
                                          -----       -----       --------           -------             -----
(In millions)
jane ..................................   $ 5.7       $ 1.5          $ 4.8           $  4.1             $ 16.1
tommy's shops  ........................     2.3        (0.4)           4.4               -                 6.3
Information systems and other assets...      -           -             4.6             11.6               16.2
Global brand reorganization............      -           -            23.8              0.6               24.4
                                          -----       -----         ------           ------             ------
Total charge  .........................   $ 8.0       $ 1.1         $ 37.6           $ 16.3               63.0
                                          =====       =====         ======           ======
Tax effect.............................                                                                  (22.7)
                                                                                                        ------
Net charge.............................                                                                 $ 40.3
                                                                                                        ======

The restructuring charge was recorded in other accrued liabilities or as a reduction of fixed assets. During fiscal 2003, 2002 and 2001, $4.7 million, $26.7 million and $0.7 million, respectively, was paid. As of June 30, 2003 and 2002, the remaining obligation was $2.6 million and $7.1 million, respectively, with remaining payments expected to be made ratably through fiscal 2004.

Note 6 -- Income Taxes

The provision for income taxes is comprised of the following:

                                                                                 Year Ended June 30
                                                                -----------------------------------------------------

                                                                  2003                   2002                  2001
                                                                ----------              --------              -------
                                                                                      (In millions)
      Current:
          Federal....................................            $  37.6                $  38.6              $  72.3
          Foreign....................................               84.0                   92.2                 89.3
          State and local............................                5.2                    6.5                  7.7
                                                                 -------                -------              -------
                                                                   126.8                  137.3                169.3
                                                                 -------                -------              -------
      Deferred:
          Federal....................................               33.5                  (13.2)                 3.7
          Foreign....................................                1.9                   (8.9)                 0.5
          State and local............................                1.1                   (0.5)                 0.5
                                                                 -------                -------              -------
                                                                    36.5                  (22.6)                 4.7
                                                                 -------                -------              -------
                                                                 $ 163.3                $ 114.7              $ 174.0
                                                                 =======                =======              =======

                                      F-19

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation between the provision for income taxes computed by applying the statutory Federal income tax rate to earnings before income taxes and minority interest and the actual provision for income taxes is as follows:


                                                                                 Year Ended June 30
                                                                -----------------------------------------------------

                                                                   2003                 2002                 2001
                                                                 -------               -------              -------
                                                                                     (In millions)

      Provision for income taxes at statutory rate...            $ 173.4               $ 116.3              $ 169.2
      Increase (decrease) due to:
          State and local income taxes, net of
            Federal tax benefit......................                3.9                   4.0                  5.3
          Effect of foreign operations...............               (1.0)                 (0.9)                (2.9)
          Domestic royalty expense not
            deductible for U.S. tax purposes.........                -                     -                    1.6
          Other nondeductible expenses...............                1.7                   3.2                  3.8
          Tax credits................................              (12.5)                 (2.1)                 -
          Other, net.................................               (2.2)                 (5.8)                (3.0)
                                                                 -------               -------              -------
      Provision for income taxes.....................            $ 163.3               $ 114.7              $ 174.0
                                                                 =======               =======              =======

      Effective tax rate.............................               32.9%                 34.5%                36.0%
                                                                 =======               =======              =======


Significant components of the Company's deferred income tax assets and liabilities as of June 30, 2003 and 2002 were as follows:

                                                                                              2003                2002
                                                                                            -------             -------
                                                                                                    (In millions)
Deferred tax assets:
     Deferred compensation and other payroll related expenses....................           $  55.4             $  53.3
     Inventory obsolescence and other inventory related reserves.................              55.9                58.5
     Pension plan reserves.......................................................               7.1                26.2
     Postretirement benefit obligations..........................................              22.9                25.9
     Various accruals not currently deductible...................................              76.4                72.0
     Net operating loss and credit carryforwards.................................              16.3                 1.5
     Other differences between tax and financial statement values................               8.0                 9.4
                                                                                            -------             -------
                                                                                              242.0               246.8
     Valuation allowance for deferred tax assets.................................              (2.9)               (1.5)
                                                                                            -------             -------
        Total deferred tax assets................................................             239.1               245.3
                                                                                            -------             -------
Deferred tax liabilities:
     Depreciation and amortization...............................................             (84.0)              (60.2)
     Other differences between tax and financial statement values................              (0.4)                -
                                                                                            -------             -------
        Total deferred tax liabilities...........................................             (84.4)              (60.2)
                                                                                            -------             -------
           Total net deferred tax assets.........................................           $ 154.7             $ 185.1
                                                                                            =======             =======


As of June 30, 2003 and 2002, the Company had current net deferred tax assets of $116.0 million and $112.4 million, respectively, which are included in prepaid expenses and other current assets in the accompanying consolidated balance sheets, and noncurrent net deferred tax assets of $38.7 million and $72.7 million, respectively.

Federal income and foreign withholding taxes have not been provided on $476.6 million, $473.5 million and $476.4 million of undistributed earnings of international subsidiaries at June 30, 2003, 2002 and 2001, respectively. The Company intends to permanently reinvest these earnings in its foreign operations, except where it is able to repatriate these earnings to the United States without any material incremental tax provision.

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2003 and 2002, certain international subsidiaries had tax loss carryforwards for local tax purposes of approximately $14.7 million and $10.2 million, respectively. With the exception of $3.9 million of losses with an indefinite carryforward period as of June 30, 2003, these losses expire at various dates through fiscal 2008. Deferred tax assets in the amount of $2.9 million and $1.5 million as of June 30, 2003 and 2002, respectively, have been recorded to reflect the tax benefits of the losses not utilized to date. A full valuation allowance has been provided since, in the opinion of management, it is more likely than not that the deferred tax assets will not be realized.

Earnings before income taxes and minority interest include amounts contributed by the Company's international operations of $393.1 million, $283.4 million and $307.2 million for fiscal 2003, 2002 and 2001, respectively. Some of these earnings are taxed in the United States.

Note 7 -- Other Accrued Liabilities

Other accrued liabilities consist of the following:

                                                                                    June 30
                                                                             ----------------------

                                                                              2003            2002
                                                                             -------        -------
                                                                                   (In millions)
        Advertising and promotional accruals.......................          $ 266.2        $ 213.5
        Employee compensation......................................            195.9          169.9
        Restructuring and special charges..........................             46.5           61.2
        Other......................................................            195.4          182.0
                                                                             -------        -------
                                                                             $ 704.0        $ 626.6
                                                                             =======        =======

Note 8 -- Debt

The Company's short-term and long-term debt and available financing consist of the following:

                                                        Debt at                       Available financing at
                                                        June 30                              June 30
                                                   ------------------       -------------------------------------


                                                                                Committed          Uncommitted
                                                                              ------------       ---------------


                                                     2003        2002         2003     2002     2003       2002
                                                    ------      ------       ------   ------   ------     ------
(In millions)
Commercial paper with an average
 interest rate of 1.81% in fiscal 2002......      $    -      $  130.0     $    -   $    -   $  750.0     $  620.0
6% Senior Notes, due January 15, 2012.......         257.1       248.9          -        -         -           -
2% Japan loan payable, due in installments
 through April 2003.........................           -           5.8          -        -         -           -
1.45% Japan loan payable, due on
 March 28, 2006.............................          25.2        25.0          -        -         -           -
Other long-term borrowings..................           1.3         -            -        -         -           -
Other short-term borrowings.................           7.8         0.8          -        -      156.6         22.9
Revolving credit facility...................           -           -         400.0    400.0        -           -
Shelf registration for debt securities......           -           -            -        -      500.0        150.0
                                                  --------    --------    -------- --------  --------     --------
                                                     291.4       410.5    $  400.0 $  400.0  $1,406.6     $  792.9
                                                                          ======== ========  ========     ========
Less current maturities.....................          (7.8)       (6.6)
                                                  --------    --------
                                                  $  283.6    $  403.9
                                                  ========    ========

Historically, outstanding commercial paper had been classified as long-term debt based upon the Company's intent and ability to refinance maturing commercial paper on a long-term basis. It is the Company's policy to maintain backup facilities to support the commercial paper program and its classification as long-term debt. During fiscal 2003, the Company repaid all of its outstanding commercial paper obligations.

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30 2003, the Company had outstanding $257.1 million of 6% Senior Notes due January 2012 ("6% Senior Notes") consisting of $250.0 million principal, an unamortized debt discount of $1.0 million, and an $8.1 million adjustment to reflect the fair value of an outstanding interest rate swap. The 6% Senior Notes, when issued in January 2002, were priced at 99.538% with a yield of 6.062%. Interest payments are required to be made semi-annually on January 15 and July 15 of each year. In May 2003, the Company entered into an interest rate swap agreement with a notional amount of $250.0 million to effectively convert the fixed rate interest on our outstanding 6% Senior Notes to variable interest rates based on LIBOR.

During fiscal 1998, the Company entered into a 2% loan payable in Japan. Principal repayments of 350.0 million yen, approximately $2.9 million at current rates, were made semi-annually through 2003. As of June 30, 2003, this loan had been repaid.

As of June 30, 2003, other long-term borrowings consisted primarily of several term loans held by the Darphin group of companies, which was acquired by the Company in April 2003 (see Note 4). These loans have various maturities through July 2007 with variable and fixed interest rates ranging from 2.5% to 5.8%.

The Company maintains uncommitted credit facilities in various regions throughout the world. Interest rate terms for these facilities vary by region and reflect prevailing market rates for companies with strong credit ratings. During fiscal 2003 and 2002, the monthly average amount outstanding was approximately $1.4 million and $12.9 million, respectively, and the annualized monthly weighted average interest rate incurred was approximately 5.4% and 4.1%, respectively.

Effective June 28, 2001, the Company entered into a five-year $400.0 million revolving credit facility, expiring on June 28, 2006, which includes an annual fee of .07% on the total commitment. At June 30, 2003 and 2002, the Company was in compliance with all related financial and other restrictive covenants, including limitations on indebtedness and liens.

The Company also had an effective shelf registration statement covering the potential issuance of up to $500.0 million and $150.0 million in debt securities at June 30, 2003 and 2002, respectively.

Note  9 -- Financial Instruments

Derivative Financial Instruments

The Company addresses certain financial exposures through a controlled program of risk management that includes the use of derivative financial instruments. The Company primarily enters into foreign currency forward exchange contracts and foreign currency options to reduce the effects of fluctuating foreign currency exchange rates. The Company, if necessary, enters into interest rate derivatives to manage the effects of interest rate movements on the Company's aggregate liability portfolio. The Company categorizes these instruments as entered into for purposes other than trading.

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

All derivatives are recognized on the balance sheet at their fair value. On the date the derivative contract is entered into, the Company designates the derivative as (i) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment ("fair value" hedge), (ii) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability ("cash flow" hedge), (iii) a foreign-currency fair-value or cash-flow hedge ("foreign currency" hedge), (iv) a hedge of a net investment in a foreign operation, or (v) other. Changes in the fair value of a derivative that is highly effective as (and that is designated and qualifies as) a fair-value hedge, along with the loss or gain on the hedged asset or liability that is attributable to the hedged risk (including losses or gains on firm commitments), are recorded in current-period earnings. Changes in the fair value of a derivative that is highly effective as (and that is designated and qualifies as) a cash-flow hedge are recorded in other comprehensive income, until earnings are affected by the variability of cash flows (e.g., when periodic settlements on a variable-rate asset or liability are recorded in earnings). Changes in the fair value of derivatives that are highly effective as (and that are designated and qualify as) foreign-currency hedges are recorded in either current-period earnings or other comprehensive income, depending on whether the hedge transaction is a fair-value hedge (e.g., a hedge of a firm commitment that is to be settled in a foreign currency) or a cash-flow hedge (e.g., a foreign-currency-denominated forecasted transaction). If, however, a derivative is used as a hedge of a net investment in a foreign operation, its changes in fair value, to the extent effective as a hedge, are recorded in accumulated other comprehensive income within equity. Furthermore, changes in the fair value of other derivative instruments are reported in current-period earnings.

For each derivative contract entered into where the Company looks to obtain special hedge accounting treatment, the Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking the hedge transaction. This process includes linking all derivatives that are designated as fair-value, cash-flow, or foreign-currency hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. If it is determined that a derivative is not highly effective, or that it has ceased to be a highly effective hedge, the Company will be required to discontinue hedge accounting with respect to that derivative prospectively.

Foreign Exchange Risk Management

The Company enters into forward exchange contracts to hedge anticipated transactions as well as receivables and payables denominated in foreign currencies for periods consistent with the Company's identified exposures. The purpose of the hedging activities is to minimize the effect of foreign exchange rate movements on costs and on the cash flows that the Company receives from foreign subsidiaries. Almost all foreign currency contracts are denominated in currencies of major industrial countries and are with large financial institutions rated as strong investment grade by a major rating agency. The Company also enters into foreign currency options to hedge anticipated transactions where there is a high probability that anticipated exposures will materialize. The forward exchange contracts and foreign currency options entered into to hedge anticipated transactions have been designated as cash-flow hedges. As of June 30, 2003, these cash-flow hedges were highly effective, in all material respects.

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As a matter of policy, the Company only enters into contracts with counterparties that have at least an "A" (or equivalent) credit rating. The counterparties to these contracts are major financial institutions. The Company does not have significant exposure to any one counterparty. Exposure to credit loss in the event of nonperformance by any of the counterparties is limited to only the recognized, but not realized, gains attributable to the contracts. Management believes risk of loss under these hedging contracts is remote and in any event would not be material to the Company's consolidated financial results. The contracts have varying maturities through the end of June 2004. Costs associated with entering into such contracts have not been material to the Company's consolidated financial results. The Company does not utilize derivative financial instruments for trading or speculative purposes. At
June 30, 2003, the Company had foreign currency contracts in the form of forward exchange contracts and option contracts in the amount of $476.7 million and $57.7 million, respectively. The foreign currencies included in forward exchange contracts (notional value stated in U.S. dollars) are principally the Euro ($114.0 million), Swiss franc ($61.9 million), Japanese yen ($56.0 million), British pound ($49.8 million), Canadian dollar ($37.7 million), South Korean won ($37.6 million) and Australian dollar ($30.6 million). The foreign currencies included in the option contracts (notional value stated in U.S. dollars) are principally the Swiss franc ($21.9 million), Canadian dollar ($21.0 million) and Euro ($11.7 million). At June 30, 2002, the Company had foreign currency contracts in the form of forward exchange contracts in the amount of $227.2 million. The foreign currencies included in these contracts (notional value stated in U.S. dollars) are principally the Japanese yen ($70.7 million), Euro ($31.7 million), British pound ($26.2 million), Australian dollar ($16.0 million), Swiss franc ($11.8 million), Danish krone ($11.6 million) and Canadian dollar ($10.5 million).

Interest Rate Risk Management

The Company enters into interest rate derivative contracts to manage the exposure to fluctuations of interest rates on its funded and unfunded indebtedness, as well as cash investments, for periods consistent with the identified exposures. All interest rate derivative contracts are with large financial institutions rated as strong investment grade by a major rating agency.

In May 2003, the Company entered into an interest rate swap agreement with a notional amount of $250.0 million to effectively convert fixed interest on the existing 6% Senior Notes to a variable interest rate based on LIBOR. The interest rate swap was designated as a fair value hedge. As of June 30, 2003, the fair value hedge was highly effective, in all material respects.

Information regarding the interest rate swap is presented in the following table:


                                         Year Ended or at June 30, 2003
                                    -------------------------------------------

                                     Notional           Weighted Average
                                                  ----------------------------
 (In millions)                        Amount      Pay Rate        Receive Rate
 ------------------------------------------------------------------------------
  Interest rate swap                 $ 250.0       3.21%             6.00%
 ------------------------------------------------------------------------------
Additionally, in May 2003, the Company entered into a series of treasury lock agreements on a notional amount totaling $195.0 million at a weighted average all-in rate of 4.53%. These treasury lock agreements expire in September 2003 and are used to hedge the exposure to a possible rise in interest rates prior to the anticipated issuance of new debt, if completed. The agreements will be settled upon the issuance of the new debt and any realized gain or loss to be received or paid by the Company will be amortized in interest expense over the life of new debt. The treasury lock agreements were designated as cash flow hedges. As of June 30, 2003, the cash flow hedges were highly effective, in all material respects.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

       Cash and cash equivalents:
            The carrying amount approximates fair value, primarily because of the short maturity of cash equivalent instruments.

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       Long-term debt:
         The fair value of the Company's long-term debt was estimated based on the current rates offered to the Company for debt with the same remaining maturities. Included in such amount, where applicable, is the fair value of the Company's commercial paper.

       Cumulative redeemable preferred stock:
         The fair value of the cumulative redeemable preferred stock is estimated utilizing a cash flow analysis at a discount rate equal to rates available for debt with terms similar to the preferred stock.

       Foreign exchange and interest rate contracts:
         The fair value of forwards, swaps, options and treasury rate locks is the estimated amount the Company would receive or pay to terminate the agreements.

The estimated fair values of the Company's financial instruments are as follows:

                                                                                              June 30
                                                                     ----------------------------------------------------------
                                                                               2003                           2002
                                                                     --------------------------    ----------------------------
                                                                       Carrying        Fair          Carrying         Fair
(In millions)                                                           Amount        Value           Amount         Value
-------------------------------------------------------------------- -------------- -----------    -------------- -------------
Nonderivatives
Cash and cash equivalents...................................         $ 364.1      $ 364.1          $ 546.9       $ 546.9
Long-term debt, including current portion...................           291.4        320.9            410.5         415.6
Cumulative redeemable preferred stock.......................           360.0        389.8            360.0         374.9
Derivatives
Forward exchange contracts..................................            (6.5)        (6.5)           (14.8)        (14.8)
Foreign currency option contracts...........................             3.6          3.6              -             -
Interest rate swap contract.................................             8.1          8.1              -             -
Treasury rate lock contracts................................             2.6          2.6              -             -

Note 10 -- Pension, Deferred Compensation and Postretirement Benefit Plans

The Company maintains pension plans covering substantially all of its full-time employees for its U.S. operations and a majority of its international operations. Several plans provide pension benefits based primarily on years of service and employees' earnings. In certain instances, the Company adjusts benefits in connection with international employee transfers.

Retirement Growth Account Plan (U.S.)

The Retirement Growth Account Plan is a trust-based, noncontributory defined benefit pension plan. The Companys funding policy consists of an annual contribution at a rate that provides for future plan benefits and maintains appropriate funded percentages. Such contribution is not less than the minimum required by the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and subsequent pension legislation and is not more than the maximum amount deductible for income tax purposes.

Restoration Plan (U.S.)

The Company also has an unfunded, nonqualified domestic benefit Restoration Plan to provide benefits in excess of Internal Revenue Code limitations.

International Pension Plans

The Company maintains International Pension Plans, the most significant of which are defined benefit pension plans. The Company's funding policies for these plans are determined by local laws and regulations.

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Postretirement Benefits

The Company maintains a domestic contributory postretirement benefit plan which provides certain medical and dental benefits to eligible employees. Employees hired after January 1, 2002 will not be eligible for retiree medical benefits when they retire. Certain retired employees who are receiving monthly pension benefits are eligible for participation in the plan. Contributions required and benefits received by retirees and eligible family members are dependent on the age of the retiree. It is the Company's practice to fund these benefits as incurred. The cost of the Company-sponsored programs is not significant.

Certain of the Company's international subsidiaries and affiliates have postretirement plans, although most participants are covered by government-sponsored or administered programs.

The significant components of the above mentioned plans as of and for the year ended June 30 are summarized as follows:

                                                                                                              Other than
                                                                     Pension Plans                          Pension Plans
                                                    -------------------------------------------------      -----------------
                                                             U.S.                  International            Postretirement
                                                    -----------------------     ---------------------      -----------------
(In millions)

                                                      2003         2002         2003         2002        2003        2002
                                                    --------     --------     --------     --------    --------     --------
Change in benefit obligation:
Benefit obligation at beginning of year.........    $  310.3     $  280.4     $  154.7     $  131.5    $   43.7     $   43.2
   Service cost.................................        15.1         13.5          8.5          7.9         2.2          1.8
   Interest cost................................        21.2         20.6          8.1          7.2         3.2          2.9
   Plan participant contributions...............         -            -            1.1          0.9         0.1          0.1
   Actuarial loss (gain)........................        19.8         10.8         18.9          3.6        14.5         (1.9)
   Foreign currency exchange rate impact........         -            -           15.0         13.8         -            -
   Benefits paid................................       (11.5)       (14.9)        (6.0)       (10.2)       (1.9)        (1.9)
   Plan amendments..............................         3.8         (0.1)         -            -           -           (0.5)
   Settlements and curtailments.................         -            -           (9.3)         -           -            -
                                                    --------     --------     --------     --------    --------     --------
Benefit obligation at end of year...............       358.7        310.3        191.0        154.7        61.8         43.7
                                                    --------     --------     --------     --------    --------     --------
Change in plan assets:
Fair value of plan assets at beginning of year..       201.8        179.7        116.3        104.6         -            -
   Actual return on plan assets.................         9.3         (9.5)       (13.2)        (0.9)        -            -
   Foreign currency exchange rate impact........         -            -            9.9         10.5         -            -
   Employer contributions.......................        77.8         46.5         16.4         11.4         1.8          1.8
   Plan participant contributions...............         -            -            1.1          0.9         0.1          0.1
   Settlements and curtailments.................         -            -           (3.6)         -           -            -
   Benefits paid from plan assets...............       (11.5)       (14.9)        (6.0)       (10.2)       (1.9)        (1.9)
                                                    --------     --------     --------     --------    --------     --------
Fair value of plan assets at end of year........       277.4        201.8        120.9        116.3         -            -
                                                    --------     --------     --------     --------    --------     --------
Funded status...................................       (81.3)      (108.5)       (70.1)       (38.4)      (61.8)       (43.7)
Unrecognized net actuarial loss (gain)..........       128.1        104.4         73.4         37.2         6.4         (8.1)
Unrecognized prior service cost.................         7.6          4.0          2.4          2.5        (0.2)        (0.2)
Unrecognized net transition (asset) obligation..         -           (1.5)         0.3          0.6         -            -
                                                    --------     --------     --------     --------    --------     --------
Prepaid (accrued) benefit cost..................    $   54.4    ($    1.6)    $    6.0     $    1.9   ($   55.6)   ($   52.0)
                                                    ========     ========     ========     ========    ========    =========

Amounts recognized in the Balance Sheets consist of:
   Prepaid benefit cost.........................    $  101.5    $    39.5     $   12.9     $   10.1    $    -       $    -
   Accrued benefit liability....................       (56.4)       (47.3)       (60.6)       (40.1)      (55.6)       (52.0)
   Intangible asset.............................         0.7          0.2          0.5          1.0         -            -
   Minimum pension liability....................         8.6          6.0         53.2         30.9         -            -
                                                    --------     --------     --------     --------    --------     --------
   Net amount recognized........................    $   54.4    ($    1.6)    $    6.0     $    1.9   ($   55.6)   ($   52.0)
                                                    ========     ========     ========     ========    ========     ========


                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                         Other than
                                                       Pension Plans                                   Pension Plans
                               --------------------------------------------------------------    ---------------------------
                                           U.S.                        International                   Postretirement
                               -----------------------------    -----------------------------    ---------------------------


                                  2003       2002      2001       2003       2002       2001      2003     2002      2001
                                  ----       ----      ----       ----       ----       ----      ----     ----      ----

Weighted-average assumptions
Pre-retirement discount rate      5.75%     7.00%      7.50%      2.75-      2.75-      3.00-     5.75%     7.00%      7.50%
                                                                  7.00%      7.00%      7.25%

Postretirement discount rate      4.75%     5.75%      6.00%         -         -          -        -         -          -

Expected return on assets         8.50%     9.00%      9.00%       4.50-     4.50-       5.00-    N/A       N/A        N/A
                                                                   8.25%     8.25%       8.50%

Rate of compensation              3.00-     4.50-      5.00-       1.75-     1.75-       2.00-    N/A       N/A        N/A
 increase                         9.50%    11.00%     11.50%       4.00%     4.00%       5.50%

Components of net periodic
 benefit cost (In millions)
Service cost, net...........   $  15.1   $  13.5    $  12.3      $  8.5   $   8.0     $   8.0   $  2.2   $   1.8    $   1.9
Interest cost...............      21.2      20.6       19.7         8.1       7.2         6.7      3.2       2.9        3.0
Expected return on assets...     (18.3)    (17.3)     (16.2)       (9.2)     (8.3)       (7.4)     -          -          -
Amortization of:
 Transition (asset) obligation    (1.5)     (1.5)      (1.4)        0.3       0.2         0.2      -          -          -
 Prior service cost.........       0.2       0.4        0.4         0.2       0.2         0.2      -          -          -
 Actuarial loss (gain)......       5.1       2.6        1.1         1.5       1.0         0.9     (0.1)     (0.4)      (0.2)
 Settlements and curtailments      -         -          -           2.3       -            -       -          -          -
                               -------   -------    -------     -------   -------     -------   -------  -------    -------
Net periodic benefit cost...   $  21.8   $  18.3    $  15.9     $  11.7   $   8.3     $   8.6  $   5.3   $   4.3    $   4.7
                               =======   =======    =======     =======   =======     =======  =======   =======    =======


Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates for fiscal 2003 would have had the following effects:

                                                                  One-Percentage-Point              One-Percentage-Point
(In millions)                                                           Increase                          Decrease
                                                                --------------------------        --------------------------

Effect on total service and interest costs                              $0.7                             ($0.6)
Effect on postretirement benefit obligations                            $6.8                             ($6.1)


The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the Company's pension plans at June 30 are as follows:

                                                                     Pension Plans
                                    --------------------------------------------------------------------------------
                                          Retirement Growth
                                              Account                  Restoration                International
                                       ----------- -----------    ----------- ------------    ----------- -----------

(In millions)                              2003        2002           2003        2002            2003        2002
                                           ----        ----           ----        ----            ----        ----

Projected Benefit Obligation........      $286.6     $244.7          $72.1       $65.6          $191.0       $154.7
Accumulated Benefit Obligation......       238.7      191.5           56.4        47.3           160.7        127.9
Fair Value of Plan Assets...........       277.4      201.8            -           -             120.9        116.3


                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

International pension plans with accumulated benefit obligations in excess of the plans' assets had aggregate projected benefit obligations of $137.8 million and $113.3 million, aggregate accumulated benefit obligations of $119.1 million and $97.2 million and aggregate fair value of plan assets of $68.9 million and $66.3 million at June 30, 2003 and 2002, respectively.

401(k) Savings Plan (U.S.)

The Company's 401(k) Savings Plan ("Savings Plan") is a contributory defined contribution plan covering substantially all regular U.S. employees who have completed the hours and service requirements, as defined by the plan document. Effective January 1, 2002, regular full-time employees are eligible to participate in the Plan on the first day of the second month following their date of hire. The Savings Plan is subject to the applicable provisions of ERISA. The Company matches a portion of the participant's contributions after one year of service under a predetermined formula based on the participant's contribution level and years of service. The Company's contributions were approximately $9.1 million in fiscal 2003 and $6.7 million for the fiscal years ended June 30, 2002 and 2001. Shares of the Company's Class A Common Stock are not an investment option in the Savings Plan and the Company does not use such shares to match participants' contributions.

Deferred Compensation

The Company accrues for deferred compensation and interest thereon and for the increase in the value of share units pursuant to agreements with certain key executives and outside directors. The amounts included in the accompanying consolidated balance sheets under these plans were $109.2 million and $95.7 million as of June 30, 2003 and 2002, respectively. The expense for fiscal 2003 was $17.4 million and for fiscal 2002 and 2001 was $11.6 million in each year.

Note 11 -- Postemployment Benefits Other Than to Retirees

The Company provides certain postemployment benefits to eligible former or inactive employees and their dependents during the period subsequent to employment but prior to retirement. These benefits include health care coverage and severance benefits. Generally, the cost of providing these benefits is accrued and any incremental benefits were not material to the Company's consolidated financial results.

Note 12 -- $6.50 Cumulative Redeemable Preferred Stock, At Redemption Value

As of June 30, 2003, the Company's authorized capital stock included 23.6 million shares of preferred stock, par value $.01 per share, of which 3.6 million shares are outstanding and designated as $6.50 Cumulative Redeemable Preferred Stock. The outstanding preferred stock was issued in June 1995 in exchange for nonvoting common stock of the Company owned by The Estee Lauder 1994 Trust.

Holders of the $6.50 Cumulative Redeemable Preferred Stock are entitled to receive cumulative cash dividends at a rate of $6.50 per annum per share payable in quarterly installments. Such dividends have preference over all other dividends of stock issued by the Company. Shares are subject to mandatory redemption on June 30, 2005 at a redemption price of $100 per share. Following such date and so long as such mandatory redemption obligations have not been discharged in full, no dividends may be paid or declared upon the Class A or Class B Common Stock, or on any other capital stock ranking junior to or in parity with such $6.50 Cumulative Redeemable Preferred Stock and no shares of Class A or Class B Common Stock or such junior or parity stock may be redeemed or acquired for any consideration by the Company. Under certain circumstances, the Company may redeem the stock, in whole or in part, prior to the mandatory redemption date. Holders of such stock may put such shares to the Company at a price of $100 per share upon the occurrence of certain events.

The Company recorded the $6.50 Cumulative Redeemable Preferred Stock at its redemption value of $360.0 million and charged this amount, net of the par value of the shares of nonvoting common stock exchanged, to stockholders' equity in fiscal 1995.

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 -- Common Stock

As of June 30, 2003, the Company's authorized common stock consists of 650 million shares of Class A Common Stock, par value $.01 per share, and 240 million shares of Class B Common Stock, par value $.01 per share. Class B
Common Stock is convertible into Class A Common Stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted. Holders of the Company's Class A Common Stock are entitled to one vote per share and holders of the Company's Class B Common Stock are entitled to ten votes per share.

Information about the Company's common stock outstanding is as follows:

                                                                          Class A        Class B
                                                                         ---------      ---------
                                                                          (Shares in thousands)

              Balance at June 30, 2000..................                 124,181.7       113,679.3
              Acquisition of treasury stock.............                      (0.9)             -
              Conversion of Class B to Class A..........                     189.0          (189.0)
              Stock option programs.....................                     806.2              -
                                                                         ---------       ---------
              Balance at June 30, 2001..................                 125,176.0       113,490.3
              Acquisition of treasury stock.............                  (1,500.0)             -
              Conversion of Class B to Class A..........                   5,077.8        (5,077.8)
              Stock option programs.....................                     436.3              -
                                                                         ---------       ---------
              Balance at June 30, 2002..................                 129,190.1       108,412.5
              Acquisition of treasury stock.............                 (11,245.2)             -
              Conversion of Class B to Class A..........                     950.0          (950.0)
              Share grants..............................                       4.0              -
              Share units converted.....................                       0.8              -
              Stock option programs.....................                   1,094.0              -
                                                                         ---------       ---------
              Balance at June 30, 2003..................                 119,993.7       107,462.5
                                                                         =========       =========


On September 18, 1998, the Company's Board of Directors authorized a share repurchase program to repurchase a total of up to 8.0 million shares of Class A Common Stock in the open market or in privately negotiated transactions, depending on market conditions and other factors. In October 2002, the Board of Directors authorized the repurchase of up to 10.0 million additional shares of Class A Common Stock increasing the total authorization under the share repurchase program to 18.0 million shares. As of June 30, 2003, approximately
13.8 million shares have been purchased under this program.

Note 14 -- Stock Programs

The Company has established the Fiscal 2002 Share Incentive Plan, the Fiscal 1999 Share Incentive Plan, the Fiscal 1996 Share Incentive Plan and the Non-Employee Director Share Incentive Plan (collectively, the "Plans") and, additionally, has made available stock options and share units that were, or will be, granted pursuant to these Plans and certain employment agreements. These stock-based compensation programs are described below.

Total net compensation expense attributable to the granting of share units and the increase in value of existing share units was $1.4 million and $0.7 million in fiscal 2003 and 2001, respectively. Total net compensation income attributable to the granting of share units and the related decrease in value of existing share units was $0.2 million in fiscal 2002.

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Share Incentive Plans

The Plans provide for the issuance of 30,750,000 shares to be awarded in the form of stock options, stock appreciation rights and other stock awards to key employees and stock options, stock awards and stock units to non-employee directors of the Company. As of June 30, 2003, 6,457,000 shares of Class A Common Stock were reserved and were available to be granted pursuant to the Plans. The exercise period for all stock options generally may not exceed ten years from the date of grant. Pursuant to the Plans, stock option awards in respect of 6,651,200, 2,175,300 and 2,709,500 shares were granted in fiscal 2003, 2002 and 2001, respectively, and share units in respect of 57,800, 50,000 and 43,100 shares were granted in fiscal 2003, 2002 and 2001, respectively. During fiscal 2003, approximately 800 share units were converted into shares of Class A Common Stock. During fiscal 2002, 40,700 share units were cancelled without the issuance of any shares, but the value of such units was transferred to a deferred compensation account. Generally, the stock option awards become exercisable at various times through January 2007, while the share units will be paid out in shares of Class A Common Stock at a time to be determined by the Company.

In addition to awards made by the Company, certain outstanding stock options were assumed as part of the October 1997 acquisition of Sassaby. Of the 221,200 originally issued options to acquire shares of the Company's Class A Common Stock, 14,100 were outstanding as of June 30, 2003, all of which were exercisable and will expire through May 2007.

Executive Employment Agreements

The executive employment agreements provide for the issuance of 11,400,000 shares to be awarded in the form of stock options and other stock awards to certain key executives. The Company has reserved 661,600 shares of its Class A Common Stock pursuant to such agreements as of June 30, 2003. In accordance with such employment agreements approximately 1,400 share units were granted in fiscal 2003 and 900 share units were granted in fiscal 2002 and 2001. The reserve is solely for dividend equivalents on units granted pursuant to one of the agreements. Most of the stock options granted pursuant to the agreements are exercisable and expire at various times from November 2005 through July 2009. The share units will be paid out in shares of Class A Common Stock at a time to be determined by the Company, but no later than 90 days subsequent to the termination of employment of the executive.

A summary of the Company's stock option programs as of June 30, 2003, 2002 and 2001, and changes during the years then ended, is presented below:


                                                    2003                           2002                         2001
                                         ---------------------------     -------------------------    --------------------------

                                                          Weighted-                    Weighted-                     Weighted-
                                                           Average                      Average                       Average
                                                          Exercise                      Exercise                      Exercise
(Shares in thousands)                        Shares         Price           Shares       Price            Shares       Price
--------------------------------------------------------------------    --------------------------    --------------------------

Outstanding at beginning of year.......    24,843.5     $  35.10          23,393.2    $  34.55         21,914.1      $ 33.14
   Granted at fair value...............     6,651.2        32.02           2,175.3       39.07          2,709.5        42.80
   Exercised...........................    (1,094.0)       15.16            (435.4)      17.85           (806.0)       16.50
   Cancelled or Expired................      (858.5)       43.10            (289.6)      46.38           (424.4)       48.19
                                           --------                       --------                     --------
Outstanding at end of year.............    29,542.2        34.93          24,843.5       35.10         23,393.2        34.55
                                           ========                       ========                     ========
Options exercisable at year-end........    16,425.6        32.31          13,149.5       27.59          8,497.6        21.69
                                           ========                       ========                     ========
Weighted-average fair value of
   options granted during the year.....    $  12.35                       $  16.02                     $  17.01
                                           ========                       ========                     ========

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summarized information about the Company's stock options outstanding and exercisable at June 30, 2003 is as follows:

                                                         Outstanding                                Exercisable
                                          --------------------------------------------     -------------------------------

Exercise                                                   Average        Average                            Average
Price Range                               Options (a)     Life (b)       Price (c)         Options (a)      Price (c)
----------------------------------------- ------------- -------------- ---------------     ------------- -----------------

$ 3.10                                        14.1         4.3          $ 3.10               14.1           $ 3.10
$13.00   to  $20.813                       2,668.8         2.4           13.08            2,668.8            13.08
$21.313  to  $30.52                        5,960.1         4.1           23.88            5,478.9            23.37
$31.875  to  $47.625                      14,541.2         7.6           36.14            4,371.3            37.30
$49.75   to  $53.50                        6,358.0         6.1           51.77            3,892.5            52.14
                                          --------                                       --------
$ 3.10   to  $53.50                       29,542.2                       34.93           16,425.6            32.31
                                          ========                                       ========

-----------------------
(a)  Shares in thousands.
(b)  Weighted average contractual life remaining in years.
(c)  Weighted average exercise price.

Subsequent to June 30, 2003, the Company granted options under the terms of the Plans described above to purchase an additional 2,211,200 of the Company's Class A Common Stock with an exercise price equal to fair market value on the date of grant. In addition, subsequent to June 30, 2003, the Company granted approximately 58,500 share units to a key executive pursuant to the terms of the Fiscal 2002 Share Incentive Plan.

Note 15 -- Commitments and Contingencies

Total rental expense included in the accompanying consolidated statements of earnings was $147.5 million in fiscal 2003, $142.5 million in fiscal 2002 and $120.9 million in fiscal 2001. At June 30, 2003, the future minimum rental commitments under long-term operating leases are as follows:

                  Year Ending June 30                             (In millions)
                  -------------------
                  2004........................................     $  118.5
                  2005........................................        103.7
                  2006........................................         74.1
                  2007........................................         61.8
                  2008........................................         54.7
                  Thereafter..................................        189.8
                                                                   --------
                                                                   $  602.6
                                                                   ========

In July 2003, the Company signed a new lease for its principal offices at the same location. Rental obligations under the new lease will commence in fiscal 2005 and expire in fiscal 2020. Obligations pursuant to the lease in fiscal 2005, 2006, 2007, 2008 and thereafter are $5.9 million, $23.6 million, $23.6 million, $24.1 million and $324.2 million, respectively.

In July 2003, the U.S. Magistrate Judge appointed by the U.S. District Judge, Southern District of New York, issued his report and recommendation finding in favor of the Company and its subsidiaries with respect to, among other things, their motion for summary judgment of non-infringement in the case brought against them in August 2000 by an affiliate of Revlon, Inc. Revlon claimed, among other things, that five Estee Lauder products, two Origins foundations, a La Mer concealer and a jane foundation infringed its patent. Revlon sought, among other things, treble damages, punitive damages, equitable relief and attorneys' fees. Revlon has objected to this opinion. The Company has responded to the objection. Revlon also may appeal the decision to the Court of Appeals for the Federal Circuit.

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In July 2003, the Company entered into a settlement agreement with the plaintiffs, the other manufacturer defendants and the department store defendants in a consolidated class action lawsuit that had been pending in the Superior Court of the State of California in Marin County since 1998. In connection with the settlement, the case has been refiled in the United States District Court for the Northern District of California on behalf of a nationwide class of consumers of prestige cosmetics in the United States. The settlement requires Court approval and, if approved by the Court, will result in the plaintiffs' claims being dismissed, with prejudice, in their entirety. There has been no finding or admission of any wrongdoing by the Company in this lawsuit. The Company entered into the settlement agreement solely to avoid protracted and costly litigation. In connection with the settlement agreement, the defendants, including the Company, will provide consumers with certain free products and pay the plaintiffs' attorneys' fees. To meet its obligations under the settlement, the Company took a special pre-tax charge of $22.0 million, or $13.5 million after-tax, equal to $.06 per diluted common share in the fourth quarter of fiscal 2003.

In 1998, the Office of the Attorney General of the State of New York (the "State") notified the Company and ten other entities that they are potentially responsible parties ("PRPs") with respect to the Blydenburgh landfill in Islip, New York. Each PRP may be jointly and severally liable for the costs of investigation and cleanup, which the State estimates to be $16 million. While the State has sued other PRPs in connection with the site, the State has not sued the Company. The Company and certain other PRPs are in discussions with the State regarding possible settlement of the matter. While no assurance can be given as to the ultimate outcome, management believes that the matter will not have a material adverse effect on the Company's consolidated financial condition.

In 1998, the State notified the Company and fifteen other entities that they are PRPs with respect to the Huntington/East Northport landfill. The cleanup costs are estimated at $20 million. No litigation has commenced. The Company and other PRPs are in discussions with the State regarding possible settlement of the matter. While no assurance can be given as to the ultimate outcome, management believes that the matter will not have a material adverse effect on the Company's consolidated financial condition.

In June 2003, a lawsuit was filed in the U.S. District Court, Eastern District of New York, on behalf of two former employees and one former temporary employee alleging race and disability discrimination, harassment and retaliation. The complaint seeks $10 million in damages for each of seven causes of action. The Company intends to defend the action vigorously. While no assurances can be given as to the ultimate outcome, management believes that this matter will not have a material adverse effect on the Company's consolidated financial condition.

The Company is involved in various routine legal proceedings incident to the ordinary course of its business. In management's opinion, the outcome of pending legal proceedings, separately and in the aggregate, will not have a material adverse effect on the Company's business or consolidated financial results.

Note 16 -- Net Unrealized Investment Gains

Under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," available-for-sale securities are recorded at market value. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a component of stockholders' equity until realized. The Company's investments subject to the provisions of SFAS No. 115 are treated as available-for-sale and accordingly, the applicable investments have been adjusted to market value with a corresponding adjustment, net of tax, to net unrealized investment gains in accumulated other comprehensive income. Included in accumulated other comprehensive income was an unrealized investment gain (net of deferred taxes) of $0.7 million at June 30, 2003 and an unrealized investment loss (net of deferred taxes) of $0.1 million at June 30, 2002.

Note 17 -- Statement of Cash Flows

Supplemental disclosure of significant non-cash transactions

As a result of stock option exercises, the Company recorded tax benefits of $7.9 million, $2.9 million and $7.2 million during fiscal 2003, 2002 and 2001, respectively, which are included in additional paid-in capital in the accompanying consolidated financial statements.

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2003, the Company had a current asset and an equal and offsetting increase in long-term debt of $8.1 million reflecting the fair market value of an interest rate swap which was classified as a fair value hedge of the 6% Senior Notes (see Note 8).

Note 18 -- Segment Data and Related Information

Reportable operating segments, as defined by SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," include components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (the "Chief Executive") in deciding how to allocate resources and in assessing performance. As a result of the similarities in the manufacturing, marketing and distribution processes for all of the Company's products, much of the information provided in the consolidated financial statements is similar to, or the same as, that reviewed on a regular basis by the Chief Executive. Although the Company operates in one business segment, beauty products, management also evaluates performance on a product category basis.

While the Company's results of operations are also reviewed on a consolidated basis, the Chief Executive reviews data segmented on a basis that facilitates comparison to industry statistics. Accordingly, net sales, depreciation and amortization, and operating income are available with respect to the manufacture and distribution of skin care, makeup, fragrance, hair care and other products. These product categories meet the Financial Accounting Standards Board's definition of operating segments and therefore, additional financial data are provided below. The "other" segment includes the sales and related results of ancillary products and services that do not fit the definition of skin care, makeup, fragrance and hair care.

The Company evaluates segment performance based upon operating income, which represents earnings before income taxes, minority interest and net interest income or expense. The accounting policies for each of the reportable segments are the same as those described in the summary of significant accounting policies, except for depreciation and amortization charges, which are allocated, primarily, based upon net sales. The assets and liabilities of the Company are managed centrally and are reported internally in the same manner as the consolidated financial statements, thus no additional information is produced for the Chief Executive or included herein.


                                                                                Year Ended June 30
                                                                     ------------------------------------------

                                                                        2003             2002            2001
                                                                        ----             ----            ----
                                                                                    (In millions)
       SEGMENT DATA
       Net Sales:
         Skin Care.............................................     $ 1,893.7        $ 1,703.3       $ 1,660.7
         Makeup................................................       1,887.8          1,758.3         1,721.6
         Fragrance.............................................       1,059.6          1,017.3         1,085.1
         Hair Care.............................................         228.9            215.8           180.7
         Other.................................................          26.0             23.0            27.6
                                                                      -------          -------         -------
                                                                      5,096.0          4,717.7         4,675.7
         Restructuring.........................................          -                (6.2)           (8.0)
                                                                      -------          -------         -------
                                                                    $ 5,096.0        $ 4,711.5       $ 4,667.7
                                                                      =======          =======         =======

       Depreciation and Amortization:
         Skin Care.............................................     $    62.2        $    58.3       $    48.6
         Makeup................................................          68.5             59.3            64.1
         Fragrance.............................................          35.5             36.0            32.6
         Hair Care.............................................           7.1              6.5             9.6
         Other.................................................           0.8              1.2             1.4
                                                                      -------          -------         -------
                                                                    $   174.1        $   161.3       $   156.3
                                                                      =======          =======         =======

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                Year Ended June 30
                                                                     ------------------------------------------

                                                                        2003             2002            2001
                                                                        ----             ----            ----
                                                                                   (In millions)
       Operating Income:
         Skin Care.............................................     $   273.2        $   248.4       $   266.9
         Makeup................................................         206.6            183.1           212.5
         Fragrance.............................................          32.1             13.4            63.6
         Hair Care.............................................          14.8             13.7            13.1
         Other.................................................          (1.0)             0.1             2.5
                                                                    ---------        ---------       ---------
                                                                        525.7            458.7           558.6
         Reconciliation:
         Restructuring and special charges.....................         (22.0)          (116.6)          (63.0)
         Interest expense, net.................................          (8.1)            (9.8)          (12.3)
                                                                    ---------        ---------       ---------
         Earnings before Income Taxes, Minority Interest
           Discontinued Operations and Accounting Change.......     $   495.6        $   332.3       $   483.3
                                                                    =========        =========       =========

       GEOGRAPHIC DATA
       Net Sales:
         The Americas..........................................     $ 2,931.8        $ 2,846.0       $ 2,857.8
         Europe, the Middle East & Africa......................       1,506.4          1,261.1         1,221.8
         Asia/Pacific..........................................         657.8            610.6           596.1
                                                                    ---------        ---------       ---------
                                                                      5,096.0          4,717.7         4,675.7
         Restructuring.........................................           -               (6.2)           (8.0)
                                                                    ---------        ---------       ---------
                                                                    $ 5,096.0        $ 4,711.5       $ 4,667.7
                                                                    =========        =========       =========

       Operating Income:
         The Americas..........................................     $   255.3        $   222.8       $   299.9
         Europe, the Middle East & Africa......................         227.7            179.9           201.8
         Asia/Pacific..........................................          42.7             56.0            56.9
                                                                    ---------        ---------       ---------
                                                                        525.7            458.7           558.6
         Restructuring and special charges.....................         (22.0)          (116.6)          (63.0)
                                                                    ---------        ---------       ---------
                                                                    $   503.7        $   342.1       $   495.6
                                                                    =========        =========       =========

                                                                                      June 30
                                                                     ------------------------------------------

                                                                        2003             2002            2001
                                                                        ----             ----            ----
                                                                                    (In millions)
       Total Assets:
         The Americas..........................................     $ 2,272.7        $ 2,467.1       $ 2,379.9
         Europe, the Middle East & Africa......................         831.1            703.3           610.3
         Asia/Pacific..........................................         246.1            246.1           228.6
                                                                    ---------        ---------       ---------
                                                                    $ 3,349.9        $ 3,416.5       $ 3,218.8
                                                                    =========        =========       =========

       Long-Lived Assets (property, plant and equipment):
         The Americas..........................................     $   446.2        $   458.4       $   445.2
         Europe, the Middle East & Africa......................         132.2             99.6            70.5
         Asia/Pacific..........................................          29.3             22.7            13.0
                                                                    ---------        ---------       ---------
                                                                    $   607.7        $   580.7       $   528.7
                                                                    =========        =========       =========

                         THE ESTEE LAUDER COMPANIES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 19 -- Unaudited Quarterly Financial Data

The following summarizes the unaudited quarterly operating results of the Company for the years ended June 30, 2003 and 2002:

                                                                Quarter Ended
                                      ------------------------------------------------------------------

                                         September 30      December 31        March 31          June 30       Total Year
                                         ------------      -----------        --------          -------       ----------
                                                       (In millions, except per share data)

Fiscal 2003
Net sales......................          $1,235.8          $1,407.4          $1,233.5        $1,219.3          $5,096.0
Gross profit...................             881.4           1,038.5             919.7           932.0           3,771.6
Operating income...............             115.6             171.2             129.3            87.6             503.7
Net earnings from continuing
 operations....................              74.0             110.2              85.0            56.4             325.6
Net earnings...................              73.4             109.6              83.8            53.0             319.8

Net earnings per common share
 from continuing operations:
Basic..........................               .29               .45               .34             .22              1.30
Diluted........................               .29               .44               .34             .22              1.29

Net earnings per common share:
Basic..........................               .29               .45               .34             .21              1.27
Diluted........................               .28               .44               .33             .20              1.26

Fiscal 2002
Net sales......................          $1,183.3          $1,292.8          $1,112.5        $1,122.9          $4,711.5
Gross profit...................             842.7             951.6             798.0           858.7           3,451.0
Operating income (loss)........             151.8             144.6              80.6           (34.9)            342.1
Net earnings (loss) from continuing
 operations....................              96.5              90.7              50.4           (24.7)            212.9
Net earnings (loss)............              76.5              90.1              50.7           (25.4)            191.9

Net earnings (loss) per common share
 from continuing operations:
Basic..........................               .38               .35               .19            (.13)              .80
Diluted........................               .38               .35               .19            (.13)              .79

Net earnings (loss) per common share:
Basic..........................               .30               .35               .19            (.13)              .71
Diluted........................               .30               .35               .19            (.13)              .70

Note 20 -- Unaudited Subsequent Event

Pursuant to the Company's authorized share repurchase program, subsequent to June 30, 2003 and before September 15, 2003, the Company purchased an additional
0.4 million shares of Class A Common Stock for $12.3 million bringing the cumulative total of acquired shares to 14.2 million under this program.

Subsequent to June 30, 2003, the Company acquired the Rodan & Fields skin care line. The initial purchase price, paid at closing, was funded by cash provided by operations, the payment of which did not have a material effect on the Company's results of operations or financial condition. The Company expects to make additional payments between fiscal 2007 and 2011 based on certain conditions.

Note 21 -- Subsequent Event - Discontinued Operations

In December 2003, the Company committed to a plan to sell the assets and operations of its reporting unit that sold jane brand products and sold them in February 2004. As a result, all consolidated statements of earnings information in the consolidated financial statements and footnotes for fiscal 2003 and 2002 has been restated for comparative purposes to reflect that reporting unit as discontinued operations, including the restatement of the makeup product category and the Americas region data presented in Note 18. Earnings data of the discontinued operations for fiscal 2001 is not material to the consolidated results of operations.

                                  EXHIBIT 99.2

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
The Estee Lauder Companies Inc.:

We consent to the inclusion in this Form 8-K/A and the incorporation by reference in the registration statements on Form S-3 (numbers 333-57520 and 333-104133) and in the registration statements on Form S-8 (numbers 33-99554, 333-39237, 333-49606, 333-66851, 333-72650 and 333-72684) of The Estee Lauder
Companies Inc. of our report dated August 8, 2003 (except as to note 21, which is as of May 14, 2004) relating to the consolidated balance sheets of The Estee Lauder Companies Inc. and subsidiaries as of June 30, 2003 and 2002, and the related consolidated statements of earnings, stockholders' equity and comprehensive income and cash flows for the years then ended.

Our report covering the fiscal 2003 and 2002 financial statements refers to a change in accounting for goodwill and intangible assets and to our audit procedures with respect to the disclosures added to revise the fiscal 2001 consolidated financial statements, as more fully described in note 2 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the fiscal 2001 consolidated financial statements other than with respect to such disclosures.


                                                            /s/ KPMG LLP


New York, New York
May 19, 2004